SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2004

MEDICSIGHT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46 Berkeley Square, London, W1J 5AT, United Kingdom

(Address of Principal Executive Offices)                     (Zip Code)

011-44 20 7598-4070

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

ITEM 5.02.                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Medicsight, Inc’s current Chairman and Chief Executive Officer, Mr Stephen Forsyth, is stepping down as Chief Executive Officer effective immediately but retains the role of Chairman and remains a member of the board of directors.

Mr Forsyth is stepping down as CEO as the Company has decided that, as is best practice in corporate governance, that the roles of Chairman and CEO should be separate.

The Company has appointed Mr Timothy Paterson-Brown, an existing member of the board of directors, as Chief Executive Officer effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer
Date: September 21, 2004